Exhibit 99

INVESTOR CONTACT:		MEDIA CONTACT:
Humphrey Lee	877-909-1105, lee.humphrey@principal.com	Jane Slusark	515-362-0482, slusark.jane@principal.com

Principal Financial Group Announces First Quarter 2024 Results

Raises second quarter 2024 common stock dividend

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for first quarter 2024.

First Quarter 2024 Highlights

•	Net income attributable to Principal Financial Group (PFG) of $533 million, or $2.22 per diluted share

•	Non-GAAP net income attributable to PFG, excluding exited business of $376 million, $1.58 per diluted share

•	Non-GAAP operating earnings[1] of $394 million, or $1.65 per diluted share

•	Returned $362 million of capital to shareholders, including $200 million of share repurchases and $162 million of common stock dividends

•	Raised second quarter 2024 common stock dividend to $0.71 per share, a 2 cent increase over the first quarter 2024 dividend; the dividend will be payable on June 27, 2024, to shareholders of record as of June 3, 2024

•	Assets under management (AUM) of $709 billion, which is included in assets under administration (AUA) of $1.6 trillion

•	Strong financial position with $1.4 billion of excess and available capital

Dan Houston, chairman, president, and CEO of Principal®

“I’m proud of our first quarter 2024 results, generating nearly $400 million of non-GAAP operating earnings, and demonstrating a focused execution of our strategy, strong sales across our enterprise, and equity market tailwinds. We continue to drive profitable growth across the enterprise - balancing investing for growth and innovation in our business while managing expenses.

We returned more than $360 million to shareholders in the quarter, including $200 million of share repurchases, delivering on our commitment to return excess capital to shareholders. We are in a strong financial position and remain on track to deliver on our 2024 outlook and meet our long-term financial goals.”

1 Use of non-GAAP financial measures and their reconciliations to the most directly comparable GAAP measures are included in this release. Non-GAAP operating earnings for total company is after tax.

First Quarter Enterprise Results

In millions except percentages, earnings per share, or otherwise noted

	Three Months Ended,			Trailing Twelve Months,
	1Q24	1Q23	% Change	1Q24	1Q23	% Change
Net income (loss) attributable to PFG	$532.5	$(140.1)	N/M	$1,295.8	$4,278.1	(70)%
Non-GAAP net income attributable to PFG, excluding exited business	$376.4	$346.9	9%	$1,544.4	$1,461.4	6%
Non-GAAP operating earnings	$394.3	$366.8	7%	$1,630.3	$1,588.4	3%

Diluted earnings per common share
Net income (loss) attributable to PFG	$2.22	$(0.58)	N/M
Non-GAAP net income (loss) attributable to PFG, excluding exited business	$1.58	$1.39	14%
Non-GAAP operating earnings	$1.65	$1.48	11%

Assets under administration (billions)	$1,624.3	$1,503.4	8%
Assets under management (billions)	$708.5	$659.9	7%

First Quarter Segment Highlights

•	Retirement and Income Solutions (RIS) sales of $9.4 billion increased 6% over first quarter 2023; net revenue[2] increased 6% from first quarter 2023; 38% operating margin[3]

•	Principal Global Investors (PGI) managed AUM of $514 billion increased 7% over first quarter 2023; with positive institutional and real estate net cash flow

•	Principal International (PI) AUM of $179 billion increased 7% over first quarter 2023; $1 billion of positive net cash flow

•	Specialty Benefits premium and fees increased 8% from first quarter 2023 driven by record sales along with employment and wage growth

•	Life Insurance business market premium and fees increased 23% from first quarter 2023

•	Strong investment performance[4]: 71% of Principal investment options above median on a one-year basis, 57% on a three-year basis, 73% on a five-year basis, and 82% on a ten-year basis; additionally, 58% of fund-level AUM had a 4- or 5-star rating from Morningstar[5]

2 Net revenue = operating revenues less: benefits, claims and settlement expenses; liability for future policy benefits remeasurement (gain) loss; market risk benefit remeasurement (gain) loss; and dividends to policyholders.

3 Operating margin for RIS = pre-tax operating earnings divided by net revenue.

4 Percentage of Principal actively managed mutual funds, exchange traded funds (ETFs), insurance separate accounts, and collective investment trusts (CITs), on an equal weighted basis, in the top two Morningstar quartiles. Excludes Money Market, Stable Value, Liability Driven Investment (Short, Intermediate and Extended Duration), Hedge Fund Separate Account, & U.S. Property Separate Account.

5 Includes only funds with ratings assigned by Morningstar; non-rated funds excluded (85 total, 80 are ranked).

Segment Results

In millions except percentages, or otherwise noted except percentages or otherwise noted)

Retirement and Income Solutions

	Three Months Ended,			Trailing Twelve Months,
	1Q24	1Q23	% Change	1Q24	1Q23	% Change
Pre-tax operating earnings[6]	$262.2	$249.8	5%	$1,063.8	$914.7	16%
Net revenue	$691.4	$650.1	6%	$2,731.6	$2,534.1	8%
Operating margin	37.9%	38.4%		38.9%	36.1%

•	Pre-tax operating earnings increased $12.4 million primarily due to higher net revenue partially offset by higher operating expenses.

•	Net revenue increased $41.3 million primarily due to growth in the business, higher net investment income, and favorable market performance.

Principal Global Investors

	Three Months Ended,			Trailing Twelve Months,
	1Q24	1Q23	% Change	1Q24	1Q23	% Change
Pre-tax operating earnings[6]	$113.9	$109.1	4%	$517.8	$569.7	(9)%
Operating revenues less pass-through expenses[7]	$373.8	$361.5	3%	$1,501.2	$1,542.8	(3)%
Operating margin[8]	30.7%	30.5%		34.7%	37.2%
Total PGI assets under management (billions)	$513.5	$478.7	7%
PGI sourced assets under management (billions)	$261.5	$245.9	6%

•	Pre-tax operating earnings increased $4.8 million primarily due to higher operating revenues less pass-through expenses partially offset by higher operating expenses.

•	Operating revenues less pass-through expenses increased $12.3 million primarily due to higher management fees on higher average AUM.

6 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

7 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for PGI as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

8 Operating margin for PGI = pre-tax operating earnings, adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

Principal International

	Three Months Ended,			Trailing Twelve Months,
	1Q24	1Q23	% Change	1Q24	1Q23	% Change
Pre-tax operating earnings	$73.2	$78.7	(7)%	$299.2	$309.8	(3)%
Combined net revenue (at PFG share)[9]	$231.3	$241.5	(4)%	$966.1	$937.2	3%
Operating margin[10]	31.6%	32.6%		31.0%	33.1%
Assets under management (billions)	$178.7	$167.1	7%

•	Pre-tax operating earnings decreased $5.5 million primarily due to lower combined net revenue.

•	Combined net revenue (at PFG share) decreased $10.2 million primarily due to impacts of macroeconomic headwinds in Asia and foreign currency translation.

Specialty Benefits

	Three Months Ended,			Trailing Twelve Months,
	1Q24	1Q23	% Change	1Q24	1Q23	% Change
Pre-tax operating earnings	$102.0	$81.8	25%	$467.2	$430.3	9%
Premium and fees	$801.3	$742.1	8%	$3,114.2	$2,872.6	8%
Operating margin[11]	12.7%	11.0%		15.0%	15.0%
Incurred loss ratio	61.1%	62.5%		60.1%	60.2%

•	Pre-tax operating earnings increased $20.2 million due to growth in the business and lower incurred loss ratio.

•	Premium and fees increased $59.2 million driven by record sales along with employment and wage growth.

•	Incurred loss ratio improved to 61% driven by more favorable underwriting experience.

9 Combined net revenue (a non-GAAP financial measure): net revenue for all PI companies at 100% less pass-through commissions. The company has determined combined net revenue (at PFG share) is more representative of underlying net revenue growth for PI as it reflects our proportionate share of consolidated and equity method subsidiaries. In addition, using this net revenue metric provides a more meaningful representation of our operating margin.

10 Operating margin for PI = pre-tax operating earnings divided by combined net revenue (at PFG share).

11 Operating margin for Benefits and Protection = pre-tax operating earnings divided by premium and fees.

Life Insurance

	Three Months Ended,			Trailing Twelve Months,
	1Q24	1Q23	% Change	1Q24	1Q23	% Change
Pre-tax operating earnings	$9.8	$17.5	(44)%	$82.9	$146.5	(43)%
Premium and fees	$234.0	$224.8	4%	$931.4	$814.8	14%
Operating margin	4.2%	7.8%		8.9%	18.0%

•	Pre-tax operating earnings decreased $7.7 million primarily due to a GAAP-only regulatory closed block dividend adjustment.

•	Premium and fees increased $9.2 million as strong business market growth outpaced the runoff of the legacy business.

Corporate

	Three Months Ended,			Trailing Twelve Months,
	1Q24	1Q23	% Change	1Q24	1Q23	% Change
Pre-tax operating losses	$(88.9)	$(96.1)	7%	$(389.6)	$(436.5)	11%

Earnings Conference Call

On Friday, Apr. 26, 2024, at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Dan Houston and Executive Vice President and Chief Financial Officer Deanna Strable will lead a discussion of results and the impacts on future prospects, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

•	Via live Internet webcast. Please go to investors.principal.com at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

•	Via telephone by dialing in one of the following numbers 10 minutes prior to the start of the call.

o	877-407-0832 (U.S. and Canadian callers)

o	+1 201-689-8433 (International callers)

•	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at investors.principal.com.

The company’s financial supplement and slide presentation is currently available at investors.principal.com, and may be referred to during the call.

Forward Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to share repurchases and planned dividends, the realization of our growth and business strategies and results from ongoing operations. Forward-looking statements are made based upon our current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from the results anticipated in the forward-looking statements. We describe risks, uncertainties and factors that could cause or contribute to such material differences in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Note Concerning Forward-Looking Statements” sections in our annual report on Form 10-K for the year ended Dec. 31, 2023, as updated or supplemented from time to time in subsequent filings. We assume no obligation to update any forward-looking statement for any reason, which speaks as of its date.

Use of Non-GAAP Financial Measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®12

Principal Financial Group® (Nasdaq: PFG) is a global financial company with nearly 20,000 employees13 passionate about improving the wealth and well-being of people and businesses. In business for more than 140 years, we’re helping approximately 62 million customers13 plan, insure, invest, and retire, while working to improve our planet, support the communities where we do business, and build a diverse, inclusive workforce. Principal® is proud to be recognized as one of the 2023 World’s Most Ethical Companies14, a member of the Bloomberg Gender Equality Index, and named as a “Best Places to Work in Money Management15.” Learn more about Principal and our commitment to sustainability, inclusion, and purpose at principal.com.

12 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

13 As of March 31, 2024

14 Ethisphere, 2023

15 Pensions & Investments, 2023

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Summary of Principal Financial Group® and Segment Results

Principal Financial Group, Inc. Results	(in millions)
	Three Months Ended,		Trailing Twelve Months,
	1Q24	1Q23	1Q24	1Q23
Net income (loss) attributable to PFG	$ 532.5	$ (140.1)	$ 1,295.8	$ 4,278.1
(Income) loss from exited business	(156.1)	487.0	248.6	(2,816.7)
Non-GAAP net income (loss) attributable to PFG excluding exited business	$ 376.4	$ 346.9	$ 1,544.4	$ 1,461.4
Net realized capital (gains) losses, as adjusted	17.9	19.9	85.9	127.0
Non-GAAP Operating Earnings*	$ 394.3	$ 366.8	$ 1,630.3	$ 1,588.4
Income taxes	77.9	74.0	411.0	346.1
Non-GAAP Pre-Tax Operating Earnings	$ 472.2	$ 440.8	$ 2,041.3	$ 1,934.5

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$ 262.2	$ 249.8	$ 1,063.8	$ 914.7
Principal Asset Management	187.1	187.8	817.0	879.5
Benefits and Protection	111.8	99.3	550.1	576.8
Corporate	(88.9)	(96.1)	(389.6)	(436.5)
Total Segment Pre-Tax Operating Earnings	$ 472.2	$ 440.8	$ 2,041.3	$ 1,934.5

	Per Diluted Share
	Three Months Ended,
	1Q24	1Q23
Net income (loss)	$ 2.22	$ (0.58)
(Income) loss from exited business	(0.64)	1.97
Non-GAAP net income (loss) excluding exited business	$ 1.58	$ 1.39
Net realized capital (gains) losses, as adjusted	0.07	0.08
Impact of dilutive shares[16]	0.00	0.01
Non-GAAP Operating Earnings	$ 1.65	$ 1.48
Weighted-average diluted common shares outstanding (in millions)	239.4	247.3

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted, income (loss) from exited business and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

16 When a net loss is reported, our basic weighted-average shares are used to calculate diluted earnings per share, as dilutive shares would have an antidilutive effect and result in a lower loss per share.

	Period Ended,
	1Q24	4Q23
Total assets (in billions)	$308.7	$305.0
Stockholders’ equity (in millions)	$11,230.4	$10,961.7
Total common equity (in millions)	$11,185.5	$10,916.0
Total common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (in millions)	$12,640.9	$12,735.4
End of period common shares outstanding (in millions)	235.0	236.4
Book value per common share	$47.60	$46.18
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$53.79	$53.87

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	1Q24	4Q23
Stockholders’ Equity, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$11,230.4	$10,961.7
Noncontrolling interest	(44.9)	(45.7)
Stockholders’ equity available to common stockholders	11,185.5	10,916.0
Cumulative change in fair value of funds withheld embedded derivative	(2,183.5)	(2,027.9)
AOCI, other than foreign currency translation adjustment	3,638.9	3,847.3
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment, available to common stockholders	$12,640.9	$12,735.4

Book Value Per Common Share, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$47.60	$46.18
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than foreign currency translation adjustment	6.19	7.69
Book value per common share, excluding change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$53.79	$53.87

Principal Financial Group, Inc.
Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(in millions)

	Three Months Ended,		Trailing Twelve Months,
	1Q24	1Q23	1Q24	1Q23
Income Taxes:
Total GAAP income taxes (benefit)	$95.1	$(78.0)	$241.8	$1,076.3
Net realized capital gains (losses) tax adjustments	11.1	8.2	24.9	46.7
Exited business tax adjustments	(41.5)	121.3	75.3	(835.1)
Income taxes related to equity method investments and noncontrolling interest	13.2	22.5	69.0	58.2
Income taxes	$77.9	$74.0	$411.0	$346.1

Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$(0.9)	$(66.0)	$(7.1)	$(111.5)

Market value adjustments to fee revenues	-	-	1.3	0.7
Net realized capital gains (losses) related to equity method investments	(10.3)	0.2	(1.7)	(11.2)
Derivative and hedging-related revenue adjustments	18.1	2.1	39.3	(57.2)
Certain variable annuity fees	18.2	18.4	73.1	74.3
Sponsored investment funds and other adjustments	5.9	6.1	23.2	22.5
Capital gains distributed – operating expenses	(35.6)	15.8	(77.7)	59.8
Amortization of actuarial balances	(0.2)	-	(0.4)	(6.7)
Derivative and hedging-related expense adjustments	(1.3)	-	0.5	-
Market value adjustments of embedded derivatives	(4.1)	3.0	(5.4)	(21.5)
Market value adjustments of market risk benefits	3.3	(6.5)	(61.5)	(141.0)
Capital gains distributed – cost of interest credited	(24.7)	2.6	(79.5)	4.0
Net realized capital gains (losses) tax adjustments	11.1	8.2	24.9	46.7
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	2.6	(3.8)	(14.9)	14.1
Total net realized capital gains (losses) after-tax adjustments	(17.0)	46.1	(78.8)	(15.5)

Net realized capital gains (losses), as adjusted	$(17.9)	$(19.9)	$(85.9)	$(127.0)

Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Strategic review costs and impacts	$-	$-	$-	$40.4
Amortization of reinsurance gains (losses)	(10.1)	(22.1)	(56.7)	(78.8)
Other impacts of reinsured business	(36.8)	(40.6)	(136.6)	(166.4)
Net realized capital gains (losses) on funds withheld assets	47.5	81.0	131.5	830.4
Change in fair value of funds withheld embedded derivative	197.0	(626.6)	(262.1)	3,026.2
Tax impacts of exited business	(41.5)	121.3	75.3	(835.1)
Total income (loss) from exited business	$156.1	$(487.0)	$(248.6)	$2,816.7

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	1Q24	1Q23	1Q24	1Q23
Principal Global Investors Operating Revenues Less Pass-Through Expenses:
Operating revenues	$404.8	$392.7	$1,623.3	$1,672.9
Commissions and other expenses	(31.0)	(31.2)	(122.1)	(130.1)
Operating revenues less pass-through expenses	$373.8	$361.5	$1,501.2	$1,542.8

Principal International Combined Net Revenue (at PFG Share):
Pre-tax operating earnings	$73.2	$78.7	$299.2	$309.8
Combined operating expenses other than pass-through commissions (at PFG share)	158.1	162.8	666.9	627.4
Combined net revenue (at PFG share)	$231.3	$241.5	$966.1	$937.2